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                                                                     Exhibit 3.1

                             AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          HUDSON VALLEY HOLDING CORP.



     Under Section 807 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     1.  The name of the Corporation is:

                          HUDSON VALLEY HOLDING CORP.

     2.  The Certificate of Incorporation was filed by Department of State on

November 15, 1982.

     3.  Paragraph 5 of the Certificate of Incorporation has been amended and shall read as follows:

         "5. The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares, at $.20 par value."

     4.  The Amended and Restated Certificate of Incorporation incorporating the above-mentioned amendment is attached as Exhibit A.

     5.  All of the foregoing terms have previously been authorized by votes of the Board of Directors followed by votes of the holders of a majority of all outstanding shares entitled to vote therein at meetings of shareholders of the corporation.
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     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 27th day of April, 2000.


                                               HUDSON VALLEY HOLDING CORP.


                                               By:______________________________
                                                  Name:
                                                  Title:
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                                   Exhibit A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          HUDSON VALLEY HOLDING CORP.


     Under Section 807 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     1.  The name of the Corporation is:

                          HUDSON VALLEY HOLDING CORP.

     2.  The Certificate of Incorporation was filed by Department of State on

November 15, 1982.

     3. The purpose or purposes for which the corporation is formed as follows, to wit:

To acquire by subscription, purchase or otherwise, to hold for investment or for resale, to sell, pledge, hypothecate and in all ways deal with: stocks, shares,

script, bonds, consols, debentures, mortgages, notes, trust receipts,

certificates of indebtedness, interim receipts and other obligations and securities of corporations.


     To do all things suitable and proper for the protection, conservation or enhancement of the value of stocks, shares, securities, evidences of indebtedness or other properties held by it, including the exercise of the right to vote thereon. To bid upon and purchase at foreclosure or at other sales, real property and rights of interests therein of all kinds.
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     This corporation may purchase, acquire, hold and dispose of the stocks,

shares, bonds and other evidences of indebtedness of any corporation, and issue in exchange therefor its shares, bonds or other obligations.


     To own, operate, manage, acquire and deal in property, real and personal,

which may be necessary to the conduct of the business.


     Without limiting any of the purposes or powers of the corporation it shall have the power to do any one or more or all of the things set forth, and all other things likely, directly or indirectly, to promote the interests of the corporation. In the carrying on of its business it shall have the power to do any and all things and powers which a co-partnership or a natural person could do, either as a principal, agent, representative, lessor, lessee or otherwise,

either alone or in conjunction with others, and in any part of the world. In addition, it shall have and exercise all rights, powers and privileges now belonging to or conferred upon corporations organized under the Business

Corporation Law.


     4. The office of the corporation is to be located in the City of Yonkers,

County of Westchester, State of New York.


     5. The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares, at $.20 par value.


     6. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the

Secretary of State shall mail a copy of any process against the corporation served upon him is:


                       Griffin, Coogan & Veneruso, P.C.
                       51 Pondfield Road
                       Bronxville, New York 10708
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     7. The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal,

including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture,

trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expense, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust,

employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.


     8. The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate,

is or was a director or officer of the corporation, or its or was serving at the request of the corporation as a director or officer of any of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him in
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connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation,

except that no indemnification under this paragraph shall be made in respect of

(1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that,

is view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.


     9. No director of the corporation shall be held personally liable to the corporation or to its shareholders for damages for any breach of duty while acting as director, unless said breach of duty, whether an act or an omission,

is found, by a judgment of a court of competent jurisdiction, or other final adjudication to have been committed in bad faith or involved intentional misconduct or a knowing violation of law, or that said director personally gained, in fact, a financial profit or other advantage to which the director was not legally entitled, or that the director's acts violated Section 719 of the

Business Corporation Law. Nothing contained herein shall eliminate the liability of any director of the corporation for any act or omission committed before the adoption of this provision on.


     10. All of the foregoing terms have previously been authorized by votes of the Board of Directors followed by votes of the holders of a majority of all outstanding shares entitled to vote therein at meetings of shareholders of the corporation.
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     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 27th day of April, 2000.


                                               HUDSON VALLEY HOLDING CORP.



                                               By:______________________________
                                                  Name:
                                                  Title: